SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2005

Financial Asset Securities Corp.

(Exact name of registrant as specified in its charter)

______________________________________________________________________________

DELAWARE	333-121661-27	06-1442101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.	Other Events

Description of the Mortgage Pool

Financial Asset Securities Corp. (the “Registrant”) plans a series of certificates, entitled Soundview Home Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (the “Certificates”), to be issued pursuant to a pooling and servicing agreement, dated as of July 1, 2005, among the Registrant as depositor, Litton Loan Servicing LP as servicer and Deutsche Bank National Trust Company, as trustee. The Certificates to be designated as the Series 2005-3 Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four-family, first lien and second lien adjustable-rate and fixed-rate residential mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”).

Collateral Term Sheets

Greenwich Capital Markets, Inc. (the “Underwriter”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by the Underwriter.

The Collateral Term Sheets were prepared by the Underwriter at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 7.	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits
Exhibit No.		Description
99.1

Collateral Term Sheets (as defined in Item 5) that have been provided by Greenwich Capital Markets, Inc. to certain prospective purchasers of Soundview Home Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 13, 2005

FINANCIAL ASSET SECURITIES CORP.

By:	/s/ Frank Skibo
Name:	Frank Skibo
Title:	Managing Director

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
99.1

Collateral Term Sheets (as defined in Item 5) that have been provided by Greenwich Capital Markets, Inc. to certain prospective purchasers of Soundview Home Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3.

P

EXHIBIT 99.1

FILED BY PAPER